Exhibit 99.1

News Release		Marshall & Ilsley Corporation
770 North Water Street
Milwaukee, WI 53202
414 765-7700 Main
414 298-2921 Fax
mibank.com

For Release:	Immediately
Contact:	Greg Smith, senior vice president, chief financial officer 414 765-7727 Dave Urban, vice president, director of investor relations 414 765-7853

MARSHALL & ILSLEY CORPORATION ANNOUNCES FIRST QUARTER RESULTS

Milwaukee, Wis. – April 17, 2007 – Marshall & Ilsley Corporation (NYSE: MI) today reported 2007 first quarter core operating income of $218.1 million, or $0.83 per share, as compared to $186.8 million, or $0.78 per share, in the first quarter of 2006, an increase of 16.8 percent. The Corporation reported 2007 first quarter net income of $216.8 million, or $0.83 per share, as compared to $173.1 million, or $0.72 per share, in the first quarter of 2006. The $1.3 million difference between core operating income and net income as reported for the first quarter of 2007 reflects the costs associated with the transaction to separate Metavante and M&I that was announced on April 3, 2007. The $13.7 million difference between core operating income and net income as reported for the first quarter of 2006 reflects the charge for certain interest rate swaps due to a change in the interpretation of certain accounting rules as announced in October 2006.

During the first quarter of 2007, the Corporation realized $9.6 million in pre-tax gains which includes $8.0 million related to Metavante’s investment in Firstsource. The impact of these gains was largely offset by a $9.5 million charge related to the Corporation’s 7.65 % Trust Preferred Securities that were called during the first quarter.

Return on average assets based on core operating income for the first quarter was 1.56 percent, as compared to 1.62 percent for the same period in 2006. Return on average equity based on core operating income was 14.13 percent this quarter as compared to 15.67 percent for the first quarter of 2006.

The Corporation’s provision for loan and lease losses was $17.1 million in the first quarter of 2007, versus $11.0 million in the same period last year. Net charge-offs for the period were $14.7 million, or 0.14 percent of total average loans and leases outstanding this quarter, and $6.0 million a year ago or 0.07 percent of total average loans and leases. At March 31, 2007, the allowance for loan and lease losses was 1.00 percent of total loans and leases, compared to 1.05 percent a year earlier. Nonperforming loans and leases were 0.83 percent of total loans and leases at March 31, 2007, compared to 0.42 percent at March 31, 2006.

Assets at March 31, 2007 were $56.5 billion, compared to $47.4 billion at March 31, 2006. Book value per share was $24.90 at March 31, 2007, compared to $20.75 for the same date a year ago. Total loans and leases were $42.3 billion, compared to $35.2 billion at March 31, 2006.

Marshall & Ilsley Corporation (NYSE: MI) is a diversified financial services corporation headquartered in Milwaukee, Wis., with $56.5 billion in assets. Founded in 1847, M&I Marshall & Ilsley Bank is the largest Wisconsin-based bank, with 193 offices throughout the state. In addition, M&I has 47 locations throughout Arizona; 30 offices along Florida’s west coast and central Florida; 17 offices in Kansas City and nearby communities; 17 offices in metropolitan Minneapolis/St. Paul, and one in Duluth, Minn.; three offices in Tulsa, Okla.; and one office in Las Vegas, Nev. M&I’s Southwest Bank subsidiary has 16 offices in the greater St. Louis area. Metavante Corporation, a wholly owned subsidiary, provides a full array of technology products and services for the financial services industry. On April 3, 2007, Marshall & Ilsley Corporation announced its plans to split Metavante Corporation and Marshall & Ilsley Corporation into independent publicly traded companies. M&I also provides trust and investment management, equipment leasing, mortgage banking, asset-based lending, financial planning, investments, and insurance services from offices throughout the country and on the Internet (www.mibank.com or www.micorp.com). M&I’s customer-based approach, internal growth, and strategic acquisitions have made M&I a nationally recognized leader in the financial services industry.

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This press release contains forward-looking statements concerning M&I’s future operations and financial results. Such statements are subject to important factors that could cause M&I’s actual results to differ materially from those anticipated by the forward-looking statements. These factors include (i) the factors identified in M&I’s Annual Report on Form 10-K for the year ended December 31, 2006 under the heading “Forward-Looking Statements” which factors are incorporated herein by reference, and (ii) such other factors as may be described from time to time in M&I’s SEC filings.

This press release contains non-GAAP financial measures for the three months ended March 31, 2007 and 2006, as a supplement to the Corporation’s GAAP financial results. The Corporation believes that these non-GAAP financial measures are useful because they allow investors to assess, on a consistent basis, the Corporation’s core operating performance, exclusive of items which management believes are not indicative of the operations of the Corporation such as the change in the accounting for derivatives and the costs associated with the transaction to separate Metavante and M&I that was announced on April 3, 2007. Management uses such non-GAAP financial measures to evaluate financial results and to establish operational goals. These non-GAAP financial measures should be considered a supplement to, and not as a substitute for, financial measures prepared in accordance with GAAP. For a reconciliation of non-GAAP financial measures to the comparable financial measures calculated in accordance with GAAP, please see the reconciliation table included in the attachment to this press release.

Note:

Marshall & Ilsley Corporation will hold a conference call at 11:00 a.m. Central Daylight Time Tuesday, April 17, regarding first quarter earnings. For those interested in listening, please call 1-888-711-1825 and ask for M&I’s quarterly earnings release conference call. If you are unable to join us at this time, a replay of the call will be available beginning at 2:30 p.m. on April 17 and will run through 5:00 p.m. April 24, by calling 1-800-642-1687 and entering pass code 138 09 19 to listen.

Supplemental financial information referenced in the conference call can be found at www.micorp.com, Investor Relations, after 8:00 a.m. on April 17.

Marshall & Ilsley Corporation
Financial Information
(unaudited)
	Three Months Ended March 31,		Percent
	2007	2006	Change
PER SHARE DATA
Diluted:
Core Operating Income	$0.83	$0.78	6.4%
Net Income	0.83	0.72	15.3

Basic:
Core Operating Income	0.85	0.79	7.6
Net Income	0.85	0.74	14.9

Dividend Declared	0.27	0.24	12.5
Book Value	24.90	20.75	20.0
Shares Outstanding (millions):
Average - Diluted	261.3	240.3	8.7
End of Period	256.8	236.1	8.8

INCOME STATEMENT ($millions)

Net Interest Income (FTE)	$397.4	$333.0	19.3%
Provision for Loan and Lease Losses	17.1	11.0	56.0

Data Processing Services	356.4	343.0	3.9
Wealth Management	60.7	52.8	15.0
Service Charge on Deposits	25.9	22.5	14.8
Mortgage Banking	10.1	12.9	-21.6
Net Investment Securities Gains	1.6	1.1	40.2
Net Gains Related to Firstsource	8.0	-	n.m.
All Other	44.4	39.9	11.6
Total Non-Interest Revenues	507.1	472.2	7.4

Salaries and Employee Benefits	297.1	277.4	7.1
Occupancy and Equipment	59.3	57.8	2.6
Intangible Amortization	11.3	8.9	27.1
Other	183.8	161.0	14.1
Total Non-Interest Expenses	551.5	505.1	9.2

Tax Equivalent Adjustment	7.1	7.9	-11.0
Pre-Tax Core Operating Earnings	328.8	281.2	16.9
Income Taxes	110.7	94.4	17.3

Core Operating Income	$218.1	$186.8	16.8%

Metavante Transaction Costs, net of tax	(1.3)	-	n.m.
Derivative Loss - Discontinued Hedges, net of tax	-	(13.7)	n.m.

Net Income	$216.8	$173.1	25.2%

KEY RATIOS

Net Interest Margin (FTE) / Avg. Earning Assets	3.23%	3.26%
Interest Spread (FTE)	2.60	2.68

Based on Core Operating Activities
Efficiency Ratio	61.0	62.8
Efficiency Ratio without Metavante	50.5	48.8
Return on Assets	1.56	1.62
Return on Equity	14.13	15.67

Equity / Assets (End of Period)	11.24	10.27

Marshall & Ilsley Corporation
Financial Information
(unaudited)
	As of March 31,		Percent
	2007	2006	Change
ASSETS ($millions)
Cash & Due From Banks	$1,085	$1,017	6.7%
Trading Securities	117	40	190.5
Short - Term Investments	182	159	14.2
Investment Securities	7,530	6,627	13.6
Loans and Leases:
Commercial Loans & Leases	12,818	10,734	19.4
Commercial Real Estate	14,391	10,736	34.0
Residential Real Estate	9,308	7,508	24.0
Home Equity Loans & Lines	4,213	4,606	-8.5
Personal Loans and Leases	1,525	1,652	-7.7
Total Loans and Leases	42,255	35,236	19.9
Reserve for Loan & Leases Losses	(423)	(369)	14.7
Premises and Equipment, net	576	500	15.1
Goodwill and Intangibles	3,245	2,484	30.7
Other Assets	1,964	1,671	17.7
Total Assets	$56,531	$47,365	19.4%

LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$5,392	$5,000	7.8%
Bank Issued Interest Bearing Activity	12,798	10,577	21.0
Bank Issued Time	8,223	5,774	42.4
Total Bank Issued Deposits	26,413	21,351	23.7
Wholesale Deposits	6,222	6,748	-7.8
Total Deposits	32,635	28,099	16.1
Short - Term Borrowings	8,661	5,553	56.0
Long - Term Borrowings	7,314	7,186	1.8
Other Liabilities	1,567	1,664	-5.8
Shareholders' Equity	6,354	4,863	30.7
Total Liabilities & Shareholders' Equity	$56,531	$47,365	19.4%

	Three Months Ended March 31,		Percent
	2007	2006	Change
AVERAGE ASSETS ($millions)
Cash & Due From Banks	$1,042	$980	6.3%
Trading Securities	41	34	20.8
Short - Term Investments	277	316	-12.2
Investment Securities	7,441	6,320	17.7
Loans and Leases:
Commercial Loans & Leases	12,677	10,370	22.2
Commercial Real Estate	14,416	10,581	36.3
Residential Real Estate	9,162	7,275	25.9
Home Equity Loans and Lines	4,295	4,706	-8.7
Personal Loans and Leases	1,557	1,747	-10.9
Total Loans and Leases	42,107	34,679	21.4
Reserve for Loan & Leases Losses	(424)	(368)	15.0
Premises and Equipment, net	575	496	15.8
Goodwill and Intangibles	3,244	2,496	30.0
Other Assets	2,209	1,827	20.8
Total Assets	$56,512	$46,780	20.8%

Memo:
Average Earning Assets	$49,866	$41,349
Average Earning Assets Excluding Investment Securities
Unrealized Gains/Losses	$49,915	$41,403

AVG LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$5,319	$4,942	7.6%
Bank Issued Interest Bearing Activity	12,635	10,464	20.7
Bank Issued Time	8,233	5,544	48.5
Total Bank Issued Deposits	26,187	20,950	25.0
Wholesale Deposits	6,371	6,529	-2.4
Total Deposits	32,558	27,479	18.5
Short - Term Borrowings	4,249	3,371	26.0
Long - Term Borrowings	11,624	9,404	23.6
Other Liabilities	1,823	1,712	6.5
Shareholders' Equity	6,258	4,814	30.0
Total Liabilities & Shareholders' Equity	$56,512	$46,780	20.8%

Memo:
Average Interest Bearing Liabilities	$43,112	$35,312

Marshall & Ilsley Corporation
Financial Information
(unaudited)
	Three Months Ended March 31,		Percent
	2007	2006	Change
CREDIT QUALITY (a)

Net Charge-Offs ($millions)	$14.7	$6.0	144.4%
Net Charge-Offs / Average Loans & Leases	0.14%	0.07%
Loan and Lease Loss Reserve ($millions)	$423.1	$368.8	14.7%
Loan and Lease Loss Reserve / Period-End Loans & Leases	1.00%	1.05%
Non-Performing Loans & Leases (NPL) ($millions)	$351.7	$149.1	135.8%
NPL's / Period-End Loans & Leases	0.83%	0.42%
Loan and Lease Loss Reserve / Non-Performing Loans & Leases	120%	247%

MARGIN ANALYSIS (b)

Loans and Leases:
Commercial Loans & Leases	7.62%	6.91%
Commercial Real Estate	7.60	6.94
Residential Real Estate	7.32	6.85
Home Equity Loans and Lines	7.55	6.98
Personal Loans and Leases	7.83	6.77
Total Loans and Leases	7.55	6.91
Investment Securities	5.34	5.17
Short - Term Investments	5.03	4.22
Interest Income (FTE) / Avg. Interest Earning Assets	7.20%	6.62%
Interest Bearing Deposits:
Bank Issued Interest Bearing Activity	3.58%	2.89%
Bank Issued Time	4.84	3.90
Total Bank Issued Deposits	4.08	3.24
Wholesale Deposits	5.10	4.40
Total Interest Bearing Deposits	4.32	3.58
Short - Term Borrowings	5.24	4.73
Long - Term Borrowings	5.02	4.51
Interest Expense / Avg. Interest Bearing Liabilities	4.60%	3.94%
Net Interest Margin(FTE) / Avg. Earning Assets	3.23%	3.26%
Interest Spread (FTE)	2.60%	2.68%

Notes:
(a) Includes Loans past due 90 days or more.
(b) Based on average balances excluding fair value adjustments for available for sale securities.

Reconciliation of Core Operating Income to Net Income
	Three Months Ended
	March 31, 2007		March 31, 2006
	Amount	Per	Amount	Per
	($ in millions)	Diluted Share	($ in millions)	Diluted Share
Total Non-Interest Revenues (Core Operating)			$472.2
Derivative Loss - Discontinued Hedges			(21.3)
Total Non-Interest Revenues (GAAP)			$450.9

Total Non-Interest Expenses (Core Operating)	$551.5
Metavante Transaction Costs	1.5
Total Non-Interest Expenses (GAAP)	$553.0

Pre-Tax Core Operating Earnings	$328.8		$281.2
Metavante Transaction Costs	(1.5)		-
Derivative Loss - Discontinued Hedges	-		(21.3)
Pre-Tax Earnings (GAAP)	$327.3		$259.9

Income Taxes - Core Operating Income	$110.7		$94.4
Tax Benefit on Metavante Transaction Costs	(0.2)		-
Tax Benefit on Derivative Loss - Discontinued Hedges	-		(7.6)
Income Taxes (GAAP)	$110.5		$86.8

Core Operating Income	$218.1	$0.83	$186.8	$0.78
Metavante Transaction Costs, net of tax	(1.3)	-	-	-
Derivative Loss - Discontinued Hedges, net of tax	-	-	(13.7)	(0.06)
Net Income (GAAP)	$216.8	$0.83	$173.1	$0.72

Average Shareholders' Equity Core Operating Activities			$4,833
Cumulative Derivative Adjustments - Discontinued Hedges, net of tax			(19)
Average Shareholders' Equity (GAAP)			$4,814

Based on GAAP
Efficiency Ratio	61.1%		64.5%
Efficiency Ratio without Metavante	50.7		51.1
Return on Assets	1.56		1.50
Return on Equity	14.05		14.58